                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

                                  BUNGE LIMITED

                                       and

                          MELLON INVESTOR SERVICES LLC

                                  Rights Agent



                                Rights Agreement

                           Dated as of August 1, 2001

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1. Certain Definitions.................................................1

SECTION 2. Appointment of Rights Agent.........................................5

SECTION 3. Issue of Rights Certificates........................................5

SECTION 4. Form of Rights Certificates.........................................7

SECTION 5. Countersignature and Registration...................................8

SECTION 6. Transfer, Split Up, Combination and Exchange of Rights
           Certificates; Mutilated, Destroyed, Lost or Stolen Rights
           Certificates........................................................8

SECTION 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.......9

SECTION 8. Cancellation and Destruction of Rights Certificates................11

SECTION 9. Reservation and Availability of Capital Stock......................11

SECTION 10. Preferred Stock Record Date.......................................12

SECTION 11. Adjustment of Purchase Price, Number and Kind of Shares or
            Number of Rights..................................................13

SECTION 12. Certificate of Adjusted Purchase Price or Number of Shares........21

SECTION 13. Consolidation, Merger or Sale or Transfer of Assets or
            Earning Power.....................................................21

SECTION 14. Fractional Rights and Fractional Shares...........................24

SECTION 15. Rights of Action..................................................25

SECTION 16. Agreement of Rights Holders.......................................25

SECTION 17. Rights Certificate Holder Not Deemed a Stockholder................26

SECTION 18. Concerning the Rights Agent.......................................26

SECTION 19. Merger or Consolidation or Change of Name of Rights Agent.........27

SECTION 20. Duties of Rights Agent............................................27

SECTION 21. Change of Rights Agent............................................30

SECTION 22. Issuance of New Rights Certificates...............................31

SECTION 23. Redemption and Termination........................................31

SECTION 24. Notice of Certain Events..........................................32

SECTION 25. Notices...........................................................33

SECTION 26. Supplements and Amendments........................................33

SECTION 27. Successors........................................................34

SECTION 28. Determinations and Actions by the Board of Directors, Etc.........34

SECTION 29. Benefits of this Agreement........................................35

SECTION 30. Severability......................................................35

SECTION 31. Governing Law.....................................................35

SECTION 32. Counterparts......................................................35

SECTION 33. Descriptive Headings..............................................35

SECTION 34. Exchange..........................................................35

Exhibit A - Form of Rights Certificate
Exhibit B - Summary of Rights to Purchase Preferred Stock
Exhibit C - Certification of Designation

Schedule I - Schedule of Fees

                                RIGHTS AGREEMENT

                  RIGHTS AGREEMENT, dated as of August 1, 2001 (this "AGREEMENT"), between Bunge Limited, a Bermuda company (the "COMPANY"), and Mellon Investor Services LLC, a New Jersey limited liability company (the "RIGHTS AGENT").

                  WHEREAS, effective July 11, 2001 (the "RIGHTS DIVIDEND DECLARATION DATE"), the Board of Directors of the Company authorized and granted one Right (each, a "RIGHT") for each common share, par value US$0.01 per share, of the Company (the "COMPANY COMMON STOCK") outstanding at the Close of Business (as defined below) on the date on which the Company issues shares of Company Common Stock pursuant to its initial public offering (the "RECORD DATE"), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant hereto) for each share of Company Common Stock issued between the Record Date and, except as otherwise provided in Section 22, the Distribution Date, each Right initially representing the right to purchase upon the terms and subject to the conditions hereinafter set forth one Unit (as defined below) of Preferred Stock (as defined below);

                  WHEREAS, the Company desires to set forth certain terms and conditions governing the Rights; and

                  WHEREAS, the Company desires to appoint the Rights Agent to act as rights agent hereunder, in accordance with the terms and conditions hereof;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "ACQUIRING PERSON" shall mean any Person who or which, alone or together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the shares of Company Common Stock then outstanding, but shall not include (i) the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity or (ii) any such Person who has become and is such a Beneficial Owner solely because (A) of a change in the aggregate number of shares of the Company Common Stock since the last date on which such Person acquired Beneficial Ownership of any shares of the Company Common Stock or (B) it acquired such Beneficial Ownership in the good faith belief that such acquisition would not (1) cause such Beneficial Ownership to be equal to or exceed 20% of the shares of the Company Common Stock then outstanding and such Person relied in good faith in computing the percentage of its Beneficial Ownership on publicly filed reports or documents of the Company that are inaccurate or out-of-date or (2) otherwise cause a Distribution Date or the adjustment provided for in Section 11(a)(ii) to occur. Notwithstanding clause (ii)(B) of the prior sentence, if any Person that is not an

         Acquiring Person due to such clause (ii)(B) does not reduce its percentage of Beneficial Ownership of the Company Common Stock to less than 20% by the Close of Business on the fifth Business Day after notice from the Company (the date on which such notice is first mailed or sent being the first day) that such person's Beneficial Ownership of the Company Common Stock is equal to or exceeds 20%, such Person shall, at the end of such five Business Day period, become an Acquiring Person (and such clause (ii)(B) shall no longer apply to such Person). For purposes of this definition, the determination whether any Person acted in "good faith" shall be conclusively determined by the Board of Directors of the Company, acting by a vote of those directors of the Company whose approval would be required to redeem the Rights under
         Section 23.

                  (b) "ADJUSTMENT SHARES" has the meaning set forth in Section 11(a)(ii).

                  (c) "ADJUSTMENT SPREAD" has the meaning set forth in Section 34(a)(ii).

                  (d) "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act Regulations as in effect on the date of this Agreement.

                  (e) "AGREEMENT" has the meaning set forth in the preamble to this Agreement.

                  (f) A Person shall be deemed the "BENEFICIAL OWNER" of, and shall be deemed to "BENEFICIALLY OWN", and shall be deemed to have "BENEFICIAL OWNERSHIP" of, any securities:

                           (i) of which such Person or any of such Person's
                  Affiliates or Associates is considered to be a "beneficial owner" under Rule 13d-3 of the Exchange Act Regulations as in effect on the date of this Agreement; PROVIDED, HOWEVER, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own", or to have "Beneficial Ownership" of, any securities under this subparagraph (i) as a result of an agreement, arrangement or understanding to (A) sell such securities if such agreement, arrangement or understanding arises in connection with a Demand Registration Request (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement or (B) vote such securities if such agreement, arrangement or understanding (1) arises in connection with the extension of the Final Expiration Date under this Agreement or the adoption of any other rights agreement or similar device or agreement or (2)(x) arises solely from a revocable proxy given in response to a proxy or consent solicitation made in connection with any annual meeting of members or special meeting of members and (y) would not be reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                           (ii) that such Person or any of such Person's
                  Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise;

         PROVIDED, HOWEVER, that under this paragraph (f) a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own", or to have "Beneficial Ownership" of, (A) securities tendered pursuant to a tender or exchange offer made in accordance with Exchange Act Regulations by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities that may be issued upon exercise of Rights at any time prior to the occurrence of a Triggering Event or (C) securities that may be issued upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(c) or Section 22 or pursuant to Section 11(i) in connection with an adjustment made with respect to any such Rights.

                  (g) "BERMUDA ACT" has the meaning set forth in Section 9(c).

                  (h) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Bermuda or in The City of New York are authorized or obligated by law or executive order to close.

                  (i) "CLOSE OF BUSINESS" on any given date shall mean 5:00 p.m., New York City time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

                  (j) "COMMON STOCK" of any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or, if such Person shall have no capital stock, the equity securities or other equity interest having power to control or direct the management of such Person.

                  (k) "COMPANY" has the meaning set forth in the preamble to this Agreement.

                  (l) "COMPANY COMMON STOCK" has the meaning set forth in the recitals to this Agreement.

                  (m) "CURRENT VALUE" has the meaning set forth in Section 11(a)(iii).

                  (n) "DEPOSITARY AGENT" has the meaning set forth in Section 7(c).

                  (o) "DISTRIBUTION DATE" has the meaning set forth in Section 3(a).

                  (p) "EQUIVALENT PREFERRED STOCK" has the meaning set forth in
         Section 11(b).

                  (q) "EXCHANGE ACT" shall mean the United States Securities Exchange Act of 1934, as amended.

                  (r) "EXCHANGE ACT REGULATIONS" shall mean the General Rules and Regulations under the Exchange Act.

                  (s) "EXPIRATION DATE" has the meaning set forth in Section
         7(a).

                  (t) "FINAL EXPIRATION DATE" has the meaning set forth in
         Section 7(a).

                  (u) "FINAL ORDER" has the meaning set forth in Section 18(a).

                  (v) "NON THIRD PARTY PROCEEDING" has the meaning set forth in
         Section 18(a).

                  (w) "PERSON" shall mean any individual, partnership, limited liability company, firm, corporation, joint venture, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.

                  (x) "PREFERRED STOCK" shall mean the Series A Preference Shares, par value US$0.01 per share, of the Company having the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions described in the Certificate of Designation set forth as Exhibit C hereto.

                  (y) "PREFERRED STOCK EQUIVALENTS" has the meaning specified in
         Section 11(a)(iii).

                  (z) "PRINCIPAL PARTY" has the meaning set forth in Section 13(b).

                  (aa) "PURCHASE PRICE" has the meaning set forth in Section
         7(b).

                  (bb) "RECORD DATE" has the meaning set forth in the recitals to this Agreement.

                  (cc) "REDEMPTION PRICE" has the meaning set forth in Section 23(a).

                  (dd) "REGISTERED COMMON STOCK" has the meaning set forth in
         Section 13(b)(ii).

                  (ee) "REGISTRATION DATE" has the meaning set forth in Section 9(c).

                  (ff) "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated as of June 25, 2001, by and among the Company and the parties listed on Annex A thereto.

                  (gg) "REGISTRATION STATEMENT" has the meaning set forth in
         Section 9(c).

                  (hh) "RIGHT" has the meaning set forth in the recitals to this Agreement.

                  (ii) "RIGHTS AGENT" has the meaning set forth in the preamble to this Agreement.

                  (jj) "RIGHTS CERTIFICATES" has the meaning set forth in
         Section 3(a).

                  (kk) "RIGHTS DIVIDEND DECLARATION DATE" has the meaning set forth in the recitals to this Agreement.

                  (ll) "SECTION ii(A)(ii) EVENT" has the meaning set forth in
         Section 11(a)(ii).

                  (mm) "SECTION 11(A)(iii) TRIGGER DATE" has the meaning set forth in Section 11(a)(iii).

                  (nn) "SECTION 13 EVENT" has the meaning set forth in Section 13(a).

                  (oo) "SECTION 34(A)(i) EXCHANGE RATIO" has the meaning set forth in Section 34(a)(i).

                  (pp) "SECTION 34(A)(ii) EXCHANGE RATIO" has the meaning set forth in Section 34(a)(ii).

                  (qq) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  (rr) "SPREAD" has the meaning set forth in Section 11(a)(iii).

                  (ss) "STOCK ACQUISITION DATE" shall mean the first date of public announcement (including, without limitation, the filing of any report pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

                  (tt) "SUBSIDIARY" of any Person shall mean any other Person of which a majority of the voting securities or equity interests is beneficially owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

                  (uu) "SUMMARY OF RIGHTS" has the meaning set forth in Section 3(b).

                  (vv) "TRADING DAY" has the meaning set forth in Section 11(d)(i).

                  (ww) "TRIGGERING EVENT" shall mean any Section 11(a)(ii) Event or any Section 13 Event.

                  (xx) "UNIT" has the meaning set forth in Section 7(b).

                  SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. With the consent of the Rights Agent, the Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event be liable for, the acts or omissions of any Co-Rights Agent. In the event that the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agent shall be as the Company determines and shall not be inconsistent with this Agreement.

                  SECTION 3. ISSUE OF RIGHTS CERTIFICATES. (a) Until the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date and (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person, and of which the

Company will give the Rights Agent prompt written notice) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity) is commenced within the meaning of Rule 14d-2 of the Exchange Act Regulations or any successor rule, if upon consummation thereof such Person would be the Beneficial Owner of 20% or more of the shares of Company Common Stock then outstanding (the earlier of (i) and (ii) above being the "DISTRIBUTION DATE"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for shares of Company Common Stock registered in the names of the holders of shares of Company Common Stock as of and subsequent to the Record Date (which certificates for shares of Company Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Company Common Stock (including a transfer to the Company). The Company shall notify the Rights Agent in writing of the occurrence of a Distribution Date. As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of shares of Company Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit A hereto (the "RIGHTS CERTIFICATES"), evidencing one Right for each share of Company Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Company Common Stock has been made pursuant to Section 11(p), at the time of distribution of the Rights Certificates, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Rights Certificates evidencing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

                  (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in a form that may be appended to certificates that evidence shares of Company Common Stock, in substantially the form attached hereto as Exhibit B (the "SUMMARY OF RIGHTS"), by first-class, postage prepaid mail, to each record holder of shares of Company Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company.

                  (c) Rights shall, without any further action, be issued in respect of all shares of Company Common Stock that are issued after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date. Certificates evidencing such shares of Company Common Stock issued after the Record Date shall bear the following legend:

                  "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement (the "Rights Agreement"), between Bunge Limited (the "Company") and Mellon Investor Services LLC (the "Rights Agent"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the office of the Rights Agent designated for such purpose. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void."

                  With respect to certificates evidencing shares of Company Common Stock (whether or not such certificates include the foregoing legend or have appended to them the Summary of Rights), until the earlier of the Distribution Date and the Expiration Date, the Rights associated with the shares of Company Common Stock evidenced by such certificates shall be evidenced by such certificates alone and registered holders of the shares of Company Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the shares of Company Common Stock evidenced by such certificates.

                  SECTION 4. FORM OF RIGHTS CERTIFICATES. (a) The Rights Certificates (and the forms of election to purchase, assignment and certificate to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or any rule or regulation thereunder or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or to conform to usage. Subject to the provisions of Section 11 and Section 22, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of Units of Preferred Stock as shall be set forth therein at the price set forth therein, but the amount and type of securities, cash or other assets that may be acquired upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

                  (b) Any Rights Certificate issued pursuant hereto that evidences Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee prior to or concurrently with the Acquiring Person becoming such and that receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding either the transferred Rights, shares of Company Common Stock or the Company or (B) a transfer that a majority of the Board of Directors of the Company has determined to be part of a plan, agreement, arrangement or understanding that has as a primary purpose or effect the avoidance of Section 7(e) hereof, shall, upon the written direction of a majority of the Board of Directors of the Company (which direction shall be conveyed in writing to the Rights Agent), contain (to the extent feasible) the following legend:

                  "The Rights evidenced by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights evidenced hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement."

                  SECTION 5. COUNTERSIGNATURE AND REGISTRATION. (a) Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, the President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any one or more of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of the individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature of such Rights Certificates or did not hold such offices at the date of such Rights Certificates. No Rights Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose unless there appears on such Rights Certificate a countersignature duly executed by the Rights Agent by manual signature of an authorized signatory, and such countersignature upon any Rights Certificate shall be conclusive evidence, and the only evidence, that such Rights Certificate has been duly countersigned as required hereunder.

                  (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the name and address of each holder of the Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate and the date of each Rights Certificate.

                  SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.
(a) Subject to the provisions of Sections 4(b), 7(e) and 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of Units of Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have properly completed and duly executed the certificate set forth in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights evidenced by such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request; whereupon the Rights Agent shall, subject to the provisions of Sections 4(b), 7(e) and 14, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

                  (b) If a Rights Certificate shall be mutilated, destroyed, lost or stolen, upon request by the registered holder of the Rights evidenced thereby and upon payment to the Company and the Rights Agent of all reasonable expenses incident thereto, there shall be issued, in exchange for and upon cancellation of the mutilated Rights Certificate, or in substitution for the lost, stolen or destroyed Rights Certificate, a new Rights Certificate, in substantially the form of the prior Rights Certificate, of like tenor and evidencing the equivalent number of Rights, but, in the case of loss, theft or destruction, only upon receipt of evidence satisfactory to the Company and the Rights Agent of such loss, theft or destruction of such Rights Certificate and, if requested by the Company or the Rights Agent, indemnity also satisfactory to it.

                  SECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS. (a) Prior to the earlier of (i) the Close of Business on the third anniversary hereof (the "FINAL EXPIRATION DATE") and (ii) the time at which the Rights are redeemed as provided in Section 23 (the earlier of (i) and (ii) being the "EXPIRATION DATE"), the registered holder of any Rights Certificate may, subject to the provisions of Sections 7(e) and 9(c), exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price (as hereinafter defined) for the number of Units of Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) for which such surrendered Rights are then exercisable.

                  (b) The purchase price for each one one-thousandth of a share (each such one one-thousandth of a share being a "Unit") of Preferred Stock upon exercise of Rights shall be US$29.02, subject to adjustment from time to time as provided in Sections 11 and 13(a) (such purchase price, as so adjusted, being the "PURCHASE PRICE"), and shall be payable in accordance with paragraph (c) below.

                  (c) As promptly as practicable following the occurrence of the Distribution Date, the Company shall deposit with a corporation in good standing organized under the laws of the United States or any state of the United States, that is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority (such institution being the "DEPOSITARY AGENT"), certificates evidencing the shares of Preferred Stock that may be acquired upon exercise of the Rights and shall cause such Depositary Agent to enter into an agreement pursuant to which the Depositary Agent shall issue receipts evidencing interests in the shares of Preferred Stock so deposited. Upon receipt of a Rights Certificate evidencing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price for the Units of Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) to be purchased thereby as set forth below and an amount equal to any applicable tax or governmental charge or evidence satisfactory to the Company of payment of such tax or charge, the Rights Agent shall, subject to
Section 20(k),
thereupon promptly (i) requisition from the Depositary Agent depositary receipts or certificates evidencing such number of Units of Preferred Stock as are to be purchased and the Company will direct the Depositary Agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14, (iii) after receipt of such depositary receipts or certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue Company Common Stock, other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a), the Company will make all arrangements necessary so that such Company Common Stock, other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. Subject to Section 34, the payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii)) may be made in cash or by certified or bank check payable to the order of the Company, or by wire transfer of immediately available funds to the account of the Company (provided that notice of such wire transfer shall be given by the holder of the related Right to the Rights Agent).

                  (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14.

                  (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of any Section 11(a)(ii) Event or
Section 13 Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee prior to or concurrently with the Acquiring Person becoming such and that receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights, shares of Company Common Stock or the Company or (B) a transfer that a majority of the Board of Directors of the Company has determined to be part of a plan, agreement, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights or any other Person as a result of the Company's failure to make any determination under this Section 7(e) or Section 4(b) with respect to an Acquiring Person or its Affiliates, Associates or transferees.

                  (f) Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise by such registered holder unless such registered holder shall have (i) properly completed and duly executed the certificate following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights evidenced by such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request.

                  SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Rights Certificates acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                  SECTION 9. RESERVATION AND AVAILABILITY OF CAPITAL STOCK. (a) The Company shall at all times prior to the Expiration Date cause to be reserved and kept available, out of its authorized and unissued shares of Preferred Stock, the number of shares of Preferred Stock that, as provided in this Agreement, will be sufficient to permit the exercise in full of all outstanding Rights. Upon the occurrence of any events resulting in an increase in the aggregate number of shares of Preferred Stock (or other equity securities of the Company) issuable upon exercise of all outstanding Rights above the number then reserved, the Company shall make appropriate increases in the number of shares so reserved.

                  (b) If the shares of Preferred Stock to be issued and delivered upon the exercise of the Rights may be listed on any national securities exchange, the Company shall during the period from the Distribution Date through the Expiration Date use its best efforts to cause all securities reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                  (c) The Company shall use its best efforts (i) as soon as practicable following the occurrence of a Section 11(a)(ii) Event and a determination by the Company in accordance with Section 11(a)(iii) of the consideration to be delivered by the Company upon exercise of the Rights or, if so required by law, as soon as practicable following the Distribution Date (such date being the "REGISTRATION DATE"), to file a registration statement on an appropriate form under the Securities Act and, if appropriate, under the Companies Act 1981 of Bermuda (the "BERMUDA ACT") with respect to the securities that may be acquired upon exercise of the Rights (the "REGISTRATION STATEMENT"),
(ii) to cause the Registration Statement to become effective as soon as practicable after such filing, (iii) to cause the Registration Statement to continue to be effective (and to include a prospectus complying with the requirements of the Securities Act and, if appropriate, the Bermuda Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for the securities covered by the Registration Statement and (B) the Expiration Date and (iv) to take as soon as practicable following the Registration Date such action as may be required to ensure that any acquisition of securities upon exercise of the Rights complies with any applicable state securities or "blue sky" laws. If the Registration Statement does not become effective prior to the Close of Business on the 45th Business Day following the occurrence of a Section 11(a)(ii) Event, the Company shall, unless otherwise determined by a majority of the Board of Directors of the Company, on the 46th Business Day following the occurrence of such Section 11(a)(ii) Event, be obligated to exercise the option described in Section 34.

                  (d) The Company shall take such action as may be necessary to ensure that all shares of Preferred Stock (and, following the occurrence of a Triggering Event, any other securities that may be delivered upon exercise of Rights) shall be, at the time of delivery of the certificates or depositary receipts for such securities, duly and validly authorized and issued and fully paid and non-assessable.

                  (e) The Company shall pay any documentary, stamp or transfer tax imposed in connection with the issuance or delivery of the Rights Certificates or upon the exercise of Rights; PROVIDED, HOWEVER, that the Company shall not be required to pay any such tax imposed in connection with the issuance or delivery of Units of Preferred Stock, or any certificates or depositary receipts for such Units of Preferred Stock (or, following the occurrence of a Triggering Event, any other securities, cash or assets, as the case may be) to any Person other than the registered holder of the Rights Certificates evidencing the Rights surrendered for exercise. The Company shall not be required to issue or deliver any certificates or depositary receipts for Units of Preferred Stock (or, following the occurrence of a Triggering Event, any other securities, cash or assets, as the case may be) to, or in a name other than that of, the registered holder of the Rights Certificate upon the exercise of any Rights evidenced thereby until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

                  SECTION 10. PREFERRED STOCK RECORD DATE. Each Person in whose name any certificate or depositary receipt for Units of Preferred Stock (or, following the occurrence of a Triggering Event, other securities) is issued upon the exercise of Rights shall be registered as the holder of record of the Units of Preferred Stock (or, following the occurrence of a Triggering Event, other securities) evidenced thereby on, and such certificate or depositary receipt shall be dated, the date upon which the Rights Certificate evidencing such Rights is duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) is made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Preferred Stock (or, following the occurrence of a Triggering Event, other securities) register of members is closed, such Person shall be registered as the record holder of such securities on, and such certificate or depositary receipt shall be dated, the next succeeding Business Day on which the Preferred Stock (or, following the occurrence of a Triggering Event, other securities) register of members is open; and FURTHER PROVIDED, HOWEVER, that if delivery of Units of Preferred Stock is delayed as a result of a failure to register such Units of Preferred Stock pursuant to Section 9(c), such Persons shall be registered as the record holders of such Units of Preferred Stock only when such Units first become deliverable. Prior to the registration in the register of members of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                  SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine or consolidate the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation, amalgamation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, consolidation or reclassification, and the number and kind of shares of Preferred Stock or other class of shares, as the case may be, issuable on such date upon exercise of the Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or other class of shares, as the case may be, which, if such Right had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, consolidation or reclassification. If an event occurs that would require an adjustment under both this
         Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                  (ii) In the event:

                           (A) any Acquiring Person or any Associate or
                  Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, shall (1) merge into the Company or amalgamate or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger, amalgamation or combination and Company Common Stock shall remain outstanding and unchanged,
                  (2) in one transaction or a series of transactions, transfer any assets to the Company or to any of its Subsidiaries in exchange (in whole or in part) for shares of Company Common Stock, for other shares of the Company or any such Subsidiary, or for securities exercisable for or convertible into shares of the Company or any of its Subsidiaries (whether Company Common Stock or otherwise) or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares or securities exercisable for or convertible into such shares

                  (other than pursuant to a pro rata distribution to all holders of Company Common Stock), (3) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity, assets (including securities) on terms and conditions less favorable to the Company or such Subsidiary or plan than those that could have been obtained in arm's-length negotiations with an unaffiliated third party, other than pursuant to a transaction set forth in Section 13(a), (4) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with the Company or any of the Company's Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity (other than transactions, if any, consistent with those engaged in, as of the date hereof, by the Company and such Acquiring Person or such Associate or Affiliate), assets (including securities) having an aggregate fair market value of more than US$5,000,000, other than pursuant to a transaction set forth in Section 13(a), (5) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity, any material trademark or material service mark, other than pursuant to a transaction set forth in Section 13(a), (6) receive, or any designee, agent or representative of such Acquiring Person or any Affiliate or Associate of such Acquiring Person shall receive, any compensation from the Company or any of its Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (7) receive the benefit, directly or indirectly (except proportionately as a holder of Company Common Stock or as required by law or governmental regulation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity; or

                           (B) any Person shall become an Acquiring Person,
                  unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a); or

                           (C) during such time as there is an Acquiring Person,
                  there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any amalgamation, merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries, other than a transaction or transactions to which the provisions of Section 13(a) apply (whether or not with or into or otherwise involving an Acquiring Person), which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of shares of the Company or any of its Subsidiaries that is directly or indirectly beneficially owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person;

         THEN, immediately upon the date of the occurrence of an event described in Section 11(a)(ii)(A), (B) or (C) (a "SECTION 11(A)(II) EVENT"), proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e)) shall thereafter have the right to receive, upon exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, in lieu of the number of Units of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, such number of Units of Preferred Stock as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the then number of Units of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event (such product thereafter being, for all purposes of this Agreement other than Section 13, the "PURCHASE PRICE"), and (y) dividing that product by 50% of the then-current market price (determined pursuant to Section 11(d)) per Unit of Preferred Stock on the date of such first occurrence (such Units of Preferred Stock being the "ADJUSTMENT SHARES").

                  (iii) In the event that the number of shares of Preferred Stock that are authorized by the Company's Memorandum of Association and Bye-laws but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company, by the vote of a majority of the Board of Directors of the Company, shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "CURRENT VALUE") over (2) the Purchase Price (such excess being the "SPREAD"), and (B) with respect to each Right, make adequate provision to substitute for such Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Company Common Stock or other shares of the Company (including, without limitation, preferred shares, or units of preferred shares (such other shares being "PREFERRED STOCK EQUIVALENTS")), (4) debt securities of the Company, (5) other assets or
         (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by a majority of the Board of Directors of the Company, after receiving advice from a nationally recognized investment banking firm; PROVIDED, HOWEVER, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and
         (y) the date on which the Company's right of redemption pursuant to
         Section 23(a) expires (the later of (x) and (y) being referred to herein as the "SECTION 11(A)(III) TRIGGER Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Units of Preferred Stock (to the extent available) and then, if necessary, cash, which Units of Preferred Stock and/or cash shall have an aggregate value equal to the Spread. To the extent that the Company determines that some action need be taken pursuant to the first sentence of this
         Section 11(a)(iii), the Company shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights. For purposes of this Section 11(a)(iii), the value of a Unit of Preferred Stock shall be the current market price (as determined pursuant to Section 11(d)) per Unit of Preferred Stock on the Section 11(a)(iii) Trigger Date and the value of any preferred stock equivalent shall be deemed to have the same value as the Preferred Stock on such date.

                  (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five calendar days after such record date) shares of Preferred Stock (or shares having substantially the same rights, privileges and preferences as shares of Preferred Stock ("EQUIVALENT PREFERRED STOCK")) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the current market price (as determined pursuant to Section 11(d)) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by a majority of the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company or any Subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

                  (c) In case the Company shall fix a record date for a distribution to all holders of shares of Preferred Stock (including any such distribution made in connection with a consolidation, amalgamation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in shares of Preferred Stock, but including any dividend payable in shares other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d)) per share of Preferred Stock on such record date less the fair market value (as determined in good faith by a majority of the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holder of the Rights) of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants distributable in respect of a share of Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d)) per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

                  (d) (i) For the purpose of any computation hereunder, the "current market price" per share of Company Common Stock or Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such shares for the ten consecutive Trading Days immediately prior to (but not including) such date; PROVIDED, however, that if prior to the expiration of such requisite ten Trading Day period the issuer announces either (A) a dividend or distribution on such shares payable in such shares or securities convertible into such shares (other than the Rights) or (B) any subdivision, combination or reclassification of such shares, then, following the ex-dividend date for such dividend or the record date for such subdivision, combinations or reclassifications, as the case may be, the "current market price" shall be properly adjusted to take into account such event. The closing price for each day shall be, if the shares are listed and admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market Consolidated Quotations Service or such other system then in use, or, if on any such date such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by a majority of the Board of Directors of the Company. If, on any such date no market maker is making a market in such shares, the fair value of such shares on such date as determined in good faith by a majority of the Board of Directors of the Company shall be used. If such shares are not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by a majority of the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term "TRADING DAY" shall mean, if such shares are listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such shares are listed or admitted to trading is open for the transaction of business or, if such shares are not so listed or admitted, a Business Day.

                  (ii) For the purpose of any computation hereunder, the "current market price" per share of Preferred Stock shall be determined in the same manner as set forth above for Company Common Stock in clause (i) of this Section 11(d) (other than the fourth sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such amount may be appropriately adjusted for such events as share consolidations and subdivisions, bonus issues, share splits, share dividends and recapitalizations with respect to Company Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of Company Common Stock. If neither Company Common Stock nor Preferred Stock is publicly held or so listed or traded, "current market price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by a majority of the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. For all purposes of this Agreement, the "current market price" of a Unit of Preferred Stock shall be equal to the "current market price" of one share of Preferred Stock divided by 1,000.

                  (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a share of Company Common Stock or Common Stock or other share or hundred-thousandth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that mandates such adjustment and (ii) the Expiration Date.

                  (f) If, as a result of an adjustment made pursuant to Section 11(a)(ii) or 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (d), (e), (g),
         (h), (i), (j), (k), (l) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

                  (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Units of Preferred Stock (or other securities or amount of cash or combination thereof) that may be acquired from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted

         Purchase Price, that number of Units of Preferred Stock (calculated to the nearest one hundred-thousandth of a Unit) obtained by (i) multiplying (x) the number of Units of Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and
         (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of Units of Preferred Stock that may be acquired upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Units of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest hundred-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten days later than the date of such public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Purchase Price or the number of Units of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Unit and the number of Units of Preferred Stock that were expressed in the Initial Rights Certificates issued hereunder without prejudice to any such adjustment or change.

                  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then-par value of the number of Units of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such fully paid and non-assessable number of Units of Preferred Stock at such adjusted Purchase Price.

                  (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of Units of Preferred Stock and other shares or securities of the Company, if any, issuable upon such exercise over and above the number of Units of Preferred Stock and other shares or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

                  (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment a majority of the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price,
         (iii) issuance wholly for cash of shares of Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or bonus issues or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock, shall not be taxable to such holders or shall reduce the taxes payable by such holders.

                  (n) The Company shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), (ii) merge or amalgamate with or into any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with
         Section 11(o)), if (x) at the time of or immediately after such consolidation, merger, amalgamation or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, amalgamation or sale, the Person that constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) shall have distributed or otherwise transferred to its shareholders or other Persons holding an equity interest in such Person Rights previously owned by such Person or any of its Affiliates and Associates; PROVIDED, HOWEVER, that this Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge or amalgamate with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.

                  (o) After the Distribution Date, the Company shall not, except as permitted by Section 23 or Section 26, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

                  (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date
         (i) declare a dividend on the outstanding shares of Company Common Stock payable in shares of Company Common Stock, (ii) subdivide the outstanding shares of Company Common Stock, (iii) combine or consolidate the outstanding shares of Company Common Stock into a smaller number of shares, or (iv) issue any shares in a reclassification of Company Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each share of Company Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Company Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Company Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Company Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Company Common Stock outstanding immediately following the occurrence of such event.

                  SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 or Section 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Company Common Stock, a copy of such certificate, and
(c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate evidencing shares of Company Common Stock) in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

                  SECTION 13. CONSOLIDATION, MERGER, AMALGAMATION OR SALE OR TRANSFER OF ASSETS OR EARNING POWER. (a) In the event that, following the Stock Acquisition Date, directly or indirectly, either (x) the Company shall consolidate with, or merge or amalgamate with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), and the Company shall not be the continuing or surviving corporation of such consolidation, amalgamation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)) shall consolidate with, or merge or amalgamate with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation, amalgamation or merger and, in connection with such consolidation, amalgamation or merger, all or part of the outstanding shares of Company Common Stock shall be converted into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) to any Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with
Section 11(o)),
in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole (any such event described in clause (x), (y) or (z) being a "SECTION 13 EVENT"), then, and in each such case, proper provision shall be made so that:
(i) each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, such number of validly authorized and issued, fully paid and non-assessable shares of Common Stock of the Principal Party, which shares shall not be subject to any liens, encumbrances, rights of first refusal, transfer restrictions or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Units of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such Units for which a Right would be exercisable hereunder but for the occurrence of such Section 11(a)(ii) Event by the Purchase Price that would be in effect hereunder but for such first occurrence) and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be the "Purchase Price" for all purposes of this Agreement) by 50% of the current market price (determined pursuant to Section 11(d)) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall, for all purposes of this Agreement, thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions of this Agreement shall thereafter be applicable to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) shall be of no further effect following the first occurrence of any Section 13 Event.

                  (b) "PRINCIPAL PARTY" shall mean:

                  (i) in the case of any transaction described in clause (x) or
         (y) of the first sentence of Section 13(a), (A) the Person that is the issuer of any securities into which shares of Company Common Stock are converted in such merger, amalgamation or consolidation, or, if there is more than one such issuer, the issuer of Common Stock that has the highest aggregate current market price (determined pursuant to Section 11(d)) and (B) if no securities are so issued, the Person that is the other party to such merger, amalgamation or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the highest aggregate current market price (determined pursuant to Section 11(d)); and

                  (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person the Common Stock of which has the highest aggregate current market price (determined pursuant to Section 11(d)); PROVIDED, HOWEVER, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act ("REGISTERED COMMON STOCK"), or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Stock outstanding, "Principal Party" shall refer to such other Person; (2) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person that has Registered Common Stock outstanding, "Principal Party" shall refer to the ultimate parent entity of such first-mentioned Person; (3) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Common Stock outstanding, "Principal Party" shall refer to whichever of such other Persons is the issuer of the Registered Common Stock having the highest aggregate current market price (determined pursuant to Section 11(d)); and (4) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons have Registered Common Stock outstanding, "Principal Party" shall refer to whichever ultimate parent entity is the corporation having the greatest shareholders' equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.

                  (c) The Company shall not consummate any such consolidation, amalgamation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13, and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and
(b) of this Section 13 and further providing that the Principal Party will:

                  (i) (A) file on an appropriate form, as soon as practicable following the execution of such agreement, a registration statement under the Securities Act, and, if appropriate, the Bermuda Act with respect to the Common Stock that may be acquired upon exercise of the Rights, (B) cause such registration statement to remain effective (and to include a prospectus complying with the requirements of the Securities Act) until the Expiration Date, and (C) as soon as practicable following the execution of such agreement take such action as may be required to ensure that any acquisition of such Common Stock upon the exercise of the Rights complies with any applicable state securities or "blue sky" laws; and

                  (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

                  (d) In case the Principal Party that is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its Certificate of Incorporation or By-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then current market price per share (determined pursuant to Section 11(d)) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

                  (e) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a
Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

                  SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the Persons to which such fractional Rights would otherwise be issuable, an amount in cash equal to such fraction of the market value of a whole Right. For purposes of this Section 14(a), the market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be, if the Rights are listed or admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market Consolidated Quotations Service or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by a majority of the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by a majority of the Board of Directors of the Company shall be used and such determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                  (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates that evidence such fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of such fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the then current market price of a share of Preferred Stock on the day of exercise, determined in accordance with Section 11(d).

                  (c) The holder of a Right by the acceptance of such Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

                  SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to Section 18, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of certificates evidencing shares of Company Common Stock), and the Company hereby unilaterally and irrevocably covenants in favor of such holders to perform all obligations of the Company under this Agreement; and any registered holder of a Rights Certificate (or, prior to the Distribution Date, of a certificate evidencing shares of Company Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of a certificate evidencing shares of Company Common Stock), may, on such registered holder's own behalf and for such registered holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, such registered holder's right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

                  SECTION 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Company Common Stock;

                  (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates duly executed;

                  (c) subject to Section 6(a) and Section 7(f), the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Company Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Company Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be affected by any notice to the contrary; and

                  (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; PROVIDED, HOWEVER, that the Company must use its best efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as promptly as practicable.

                  SECTION 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights evidenced thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, except as provided in Section 24, to receive notice of meetings or other actions affecting shareholders, or to receive dividends or subscription rights, or otherwise.

                  SECTION 18. CONCERNING THE RIGHTS AGENT. (a) The Company agrees to pay to the Rights Agent the fees set forth in Schedule I hereto for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses, including reasonable fees and disbursements of its counsel, incurred in connection with the preparation, execution, delivery and administration of this Agreement, the exercise and performance of its duties hereunder or any amendment or supplement hereof. The Company shall indemnify the Rights Agent for, and hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including, without limitation, the costs and expenses of defending against any claim of liability hereunder. The determination of gross negligence, bad faith or willful misconduct hereunder shall be pursuant to a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction (a "FINAL ORDER"); PROVIDED, HOWEVEr, that, in the case of any action, suit or proceeding that is threatened or brought by one party to this Agreement against the other party to this Agreement (a "NON-THIRD PARTY PROCEEDING"), no payment otherwise required to be made by the Company to the Rights Agent under this Section 18 in respect of such Non-Third Party Proceeding shall be required to be made by the Company until receipt of a Final Order; PROVIDED FURTHER, that the foregoing shall not prevent or delay any request for, or payment of, reasonable expenses or indemnification pursuant to and in accordance with this
Section 18 that is unrelated in all respects to a Non-Third Party Proceeding.

                  (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate or depositary receipt for Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to have been signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons. The Rights Agent shall not be deemed to have knowledge of any event for which it is required to receive notice under this Agreement and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice in writing.

                  (c) This Section 18 shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation or removal of the Rights Agent.

                  SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. (a)Any corporation, limited liability company or association into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation, limited liability company or association resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation, limited liability company or association succeeding to the corporate trust or shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                  (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                  SECTION 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current market price") be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be specified herein) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken, suffered or omitted to be taken in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct. The determination of gross negligence, bad faith or willful misconduct hereunder shall be pursuant to a Final Order; PROVIDED, HOWEVEr, that, in the case of any Non-Third Party Proceeding, no payment otherwise required to be made by the Company to the Rights Agent under Section 18 in respect of such Non-Third Party Proceeding shall be required to be made by the Company until receipt of a Final Order; PROVIDED FURTHER, that the foregoing shall not prevent or delay any request for, or payment of, reasonable expenses or indemnification pursuant to and in accordance with Section 18 that is unrelated in all respects to a Non-Third Party Proceeding.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not have any responsibility or liability for the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or for the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or failure by the Company to satisfy conditions contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any determination to nullify or void the Rights of any holder thereof pursuant to Section 7(e) of this Agreement; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 or for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of the certificate describing any such adjustment contemplated by Section 12); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or any other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock or any other securities will, when so issued, be validly authorized and issued, fully paid and non-assessable.

                  (f) The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Rights Agent for the performance by the Rights Agent of its duties under this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties. Such instructions shall be full authorization and protection of the Rights Agent and the Rights Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while awaiting such instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any such officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

                  (h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agent or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided that reasonable care was exercised in the selection and continued employment thereof.

                  (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of its rights hereunder if the Rights Agent reasonably believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed, not signed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company. If such certificate has been completed and signed and shows a negative response to clauses 1 and 2 of such certificate, unless previously instructed otherwise in writing by the Company (which instructions may impose on the Rights Agent additional ministerial responsibilities, but no discretionary responsibilities), the Rights Agent may assume without further inquiry that the Rights Certificate is not owned by a person described in Section 4(b) or Section 7(e) and shall not be charged with any knowledge to the contrary.

                  (l) Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect or consequential damages of any kind whatsoever.

                  SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty days' prior notice in writing mailed to the Company, and to each transfer agent of the Preferred Stock and the Company Common Stock, by registered or certified mail, and to the holders of the Rights Certificates (or certificates for the Company Common Stock prior to the Distribution Date) by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty days' prior notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Stock and the Company Common Stock, by registered or certified mail, and to the holders of the Rights Certificates (or certificates for the Company Common Stock prior to the Distribution Date) by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate or, prior to the Distribution Date, the holder of a certificate for the Company Common Stock (who shall, with such notice, submit such holder's Rights Certificate or certificate for Company Common Stock, as the case may be, for inspection by the Company), then any registered holder of any Rights Certificate or, prior to the Distribution Date, the holder of a certificate for the Company Common Stock may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation, limited liability company or association organized and doing business under the laws of the United States or any state of the United States in good standing, shall be authorized to do business as a banking institution in the State of New York, shall be authorized under such laws to exercise corporate trust or stock transfer powers, shall be subject to supervision or examination by federal or state authorities and shall have at the time of its appointment as Rights Agent a combined capital and surplus of at least US$100,000,000 or (b) an Affiliate of a corporation, limited liability company or association described in clause (a). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Stock and the Company Common Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates (or certificates for the Company Common Stock prior to the Distribution Date). Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent.

                  SECTION 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by a majority of the Board of Directors of the Company to reflect any adjustment or change made in accordance with the provisions of this Agreement in the Purchase Price or the number or kind or class of shares or other securities or property that may be acquired upon exercise of the Rights. In addition, in connection with the issuance or sale of shares of Company Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to shares of Company Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by a majority of the Board of Directors of the Company, issue Rights Certificates evidencing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

                  SECTION 23. REDEMPTION AND TERMINATION. (a) Subject to Section 28, the Company may, at its option, by action of a majority of the Board of Directors of the Company, at any time prior to the earlier of (i) the Close of Business on the tenth Day following the Stock Acquisition Date or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of US$0.0001 per Right, as such amount may be appropriately adjusted to reflect any stock split, share consolidation or subdivision, bonus issue, stock dividend or similar transaction occurring after the date hereof (such redemption price being the "REDEMPTION PRICE"), and the Company may, at its option, by action of a majority of the Board of Directors of the Company, pay the Redemption Price either in shares of Company Common Stock (based on the current market price, determined in accordance with Section 11(d), of the shares of Company Common Stock at the time of redemption) or cash. Subject to the foregoing, the redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish.

                  (b) Immediately upon the action of a majority of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall be filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of a majority of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall give written notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the register of members of the transfer agent for Company Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

                  SECTION 24. NOTICE OF CERTAIN EVENTS. (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend or bonus issue payable in shares of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) to effect any consolidation or merger or amalgamation into or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)) or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate (or, prior to the Distribution Date, to each holder of certificates for Company Common Stock), to the extent feasible and in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, amalgamation, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier; PROVIDED, HOWEVER, that no such notice shall be required pursuant to this Section 24 if any Subsidiary of the Company effects a consolidation or merger or amalgamation with or into, or effects a sale or other transfer of assets or earning power to, any other Subsidiary of the Company.

                  (b) In case any of the events set forth in Section 11(a)(ii) shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii).

                  SECTION 25. NOTICES. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed or sent or delivered (including by facsimile transmission), if to the Company, at its address at:

                  Bunge Limited
                  50 Main Street
                  Suite 635
                  White Plains, NY 10606
                  Attention: Chief Financial Officer

and if to the Rights Agent, at its address at:

                  Mellon Investor Services LLC
                  44 Wall Street, 6th Floor
                  New York, NY 10005
                  Attention:  Relationship Manager
                  Facsimile No.:  (917) 320-6318

with a copy to:

                  Mellon Investor Services LLC
                  85 Challenger Road
                  Ridgefield Park, NJ  07660
                  Attention: General Counsel
                  Facsimile No.:  (201) 296-4004.

Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates evidencing shares of Company Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Company Common Stock.

                  SECTION 26. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates evidencing shares of Company Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the

Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (c) to shorten or lengthen any time period hereunder or (d) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); PROVIDED, HOWEVER, that, prior to the Close of Business on the third anniversary hereof, this Agreement may not be supplemented or amended to extend the Final Expiration Date except in accordance with Section 35; and PROVIDED FURTHER, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (c) of this sentence,
(i) subject to Section 30, a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (ii) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company or, so long as any Person is an Acquiring Person hereunder, from the majority of the Board of Directors of the Company, that states that the proposed supplement or amendment is in compliance with the terms of this Section 26 and provided that such supplement or amendment does not adversely change (as reasonably determined in good faith by the Rights Agent) or increase the rights, duties or obligations of the Rights Agent, the Rights Agent shall execute such supplement or amendment; provided that any supplement or amendment that does not adversely change (as reasonably determined in good faith by the Rights Agent) or increase the rights, duties or obligations of the Rights Agent shall become effective immediately upon execution by the Company, whether or not executed by the Rights Agent. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Company Common Stock.

                  SECTION 27. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  SECTION 28. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS, ETC. For all purposes of this Agreement, any calculation of the number of shares of Company Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Company Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Exchange Act Regulations as in effect on the date hereof. Except as otherwise specifically provided herein, the Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (i) to interpret the provisions of this Agreement and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors of the Company in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company or any member thereof to any liability to the holders of the Rights.

                  SECTION 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Company Common Stock) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Company Common Stock).

                  SECTION 30. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; PROVIDED, HOWEVER, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and a majority of the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement and the Rights shall not then be redeemable, the right of redemption set forth in Section 23 shall be reinstated (with the Company giving the Rights Agent prompt written notice of such reinstatement) and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by a majority of the Board of Directors of the Company.

                  SECTION 31. GOVERNING LAW. This Agreement, each Right and each Rights Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of Bermuda; PROVIDED, HOWEVER, that the rights, duties and obligations of the Rights Agent shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 32. COUNTERPARTS. This Agreement may be executed (including by facsimile) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

                  SECTION 33. DESCRIPTIVE HEADINGS. The headings contained in this Agreement are for descriptive purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 34. EXCHANGE. (a) (i) The Company may, at its option, at any time after any person becomes an Acquiring Person, upon resolution adopted by a majority of the Board of Directors of the Company, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to Section 7(e)) for Units of Preferred Stock at an exchange ratio of one Unit of Preferred Stock per Right, appropriately adjusted to reflect any stock split, share consolidation or subdivision, bonus issue, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "SECTION 34(A)(I) EXCHANGE Ratio"). Notwithstanding the foregoing, the Company may not effect the exchange described in this Section 34(a)(i) at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries, or any trustee or fiduciary with respect to such plan acting in such capacity), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Company Common Stock then outstanding.

                  (ii) The Company may, at its option, at any time after any person becomes an Acquiring Person, upon resolution adopted by a majority of the Board of Directors of the Company, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to Section 7(e)) for Units of Preferred Stock at an exchange ratio specified in the following sentence, as appropriately adjusted to reflect any stock split, share consolidation or subdivision, bonus issue, stock dividend or similar transaction occurring after the date hereof. Subject to such adjustment, each Right may be exchanged for that number of Units of Preferred Stock obtained by dividing the Adjustment Spread (as defined below) by the then-current market price (determined pursuant to Section 11(d)) per Unit of Preferred Stock on the earlier of (i) the date on which any Person becomes an Acquiring Person and (ii) the date on which a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity) is commenced within the meaning of Rule 14d-2 of the Exchange Act Regulations or any successor rule, if upon consummation thereof such Person would be the Beneficial Owner of 20% or more of the shares of Company Common Stock then outstanding (such exchange ratio being the "SECTION 34(A)(II) EXCHANGE RATIO"). The "ADJUSTMENT Spread" shall equal (x) the aggregate market price on the date of such event of the number of Adjustment Shares determined pursuant to Section 11(a)(ii), minus (y) the Purchase Price.

                  (b) Immediately upon the action of a majority of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 34(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Units of Preferred Stock equal to the number of such Rights held by such holder multiplied by the Section 34(a)(i) Exchange Ratio or Section 34(a)(ii) Exchange Ratio, as the case may be. The Company shall promptly give public notice (and prompt written notice to the Rights Agent) of any such exchange; PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of Units of Preferred Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to Section 7(e)) held by each holder of Rights.

                  (c) In the event that the number of shares of Preferred Stock that are authorized by the Company's Memorandum of Association and Bye-laws but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit any exchange of Rights as contemplated in accordance with this Section 34, the Company shall take all such action as may be necessary to authorize additional shares of Preferred Stock for issuance upon exchange of the Rights or make adequate provision to substitute
(1) cash, (2) Company Common Stock or other equity securities of the Company,
(3) debt securities of the Company, (4) other assets or (5) any combination of the foregoing, having an aggregate value equal to the Adjustment Spread, where such aggregate value has been determined by a majority of the Board of Directors of the Company.

                  (d) The Company shall not be required to issue fractions of Units of Preferred Stock or to distribute certificates that evidence fractional Units. In lieu of fractional Units, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exchanged as herein provided an amount in cash equal to the same fraction of the current market price (determined pursuant to Section 11(d)) of one Unit of Preferred Stock.

                  SECTION 35. RENEWAL. At least 180 days prior to the Close of Business on the third anniversary hereof, the Chairman of the Board of Directors of the Company or the Board of Directors of the Company may, in accordance with the Company's Bye-laws, convene an annual general meeting or special general meeting of the Company's shareholders for the purpose of considering an amendment to Section 7(a)(i) of this Agreement, which amendment shall provide for an extension of the Final Expiration Date (the "FINAL EXPIRATION DATE AMENDMENT"). The Final Expiration Date Amendment shall become effective upon a resolution of the members including the affirmative vote of not less than 66% of votes cast on the resolution.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the date first above written.

                                        The Common Seal of the Company was
                                        affixed hereto in the presence of:


                                        By: /s/ ALBERTO WEISSER
                                            ------------------------------------
                                            Name:  Alberto Weisser
                                            Title: Chairman & CEO

                                        MELLON INVESTOR SERVICES LLC


                                        By: /s/ LINDA FUHRER
                                            ------------------------------------
                                            Name:  Linda Fuhrer
                                            Title: Assistant Vice President

                                                                      SCHEDULE I

                                  FEE SCHEDULE

1.)      One time acceptance fee:                             $2,500.00
2.)      Annual Agency fee:                                   $2,500.00
3.)      Issuance of Rights Certificates:                     By Appraisal
4.)      Special Services:                                    By Appraisal
5.)      Legal Out of Pocket Expenses:
         (a)     Minimum Fee for reviewing the Agreement      $1,500.00
         (b)     Minimum Fee for reviewing an Amendment       $  750.00